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                                                                  EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                               MEADOWCRAFT, INC.

                                   ARTICLE I

                                    OFFICES

         The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Stockholder Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of the stockholders shall be held on such date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of


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each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"), may be called by the chairman of the board or the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Transaction of Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

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         Section 9.  Voting of Shares. Unless otherwise provided in the
Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 10. Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if there is a consent in writing, setting forth the action so taken, bearing the signature and date of signature of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 11. Stockholder Proposals at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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         Notwithstanding anything in these Amended and Restated Bylaws (these
"Bylaws") to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11, provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

         The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 12. Nominations of Persons for Election to the Board of Directors. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by

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a written consent of each proposed nominee being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE III

                                   DIRECTORS

         Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 2. Number. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be fixed by the affirmative vote of a majority of the members at any time constituting the Board of Directors, and such number may be increased or decreased from time to time; provided, however, that no such decrease shall have the effect of shortening the term of any incumbent director.

         Section 3. Term of Office and Removal. At each annual meeting of stockholders, the directors shall be elected for a one-year term. A director shall hold office until the next annual meeting and until his or her successor has been elected and qualifies. The Board of Directors shall increase or decrease the number of directors by resolution of the Board, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director may be removed from office for cause only and, subject to such removal, death, resignation, retirement or disqualification, shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and qualify. No alteration, amendment or repeal of these Bylaws shall be effective to shorten the term of any director holding office at the time of such alteration, amendment or repeal or to permit any such director to be removed without cause, unless such alteration, amendment or repeal has been approved by either the holders of all shares of stock entitled to vote thereon or by a vote of a majority of the entire Board of Directors.

         Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, in accordance with the provisions of the Certificate of Incorporation, and the directors so chosen

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shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law.

         Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board or president on two days' notice to each director, either personally or by mail telegram or facsimile transmission; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unanimous Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more

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directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in the Certificate of Incorporation fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 13. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Notice to Stockholders. Whenever, under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice only, but such notice may be given in writing, by mail, addressed to such stockholder, at such stockholder=s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.


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         Section 2. Notice to Directors. Whenever, under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director, it shall be delivered by the chairman of the board, the president or the secretary to such director within the time provided in Section 7 of Article III of these Bylaws. Such notice either (i) may be in writing (A) delivered personally, (B) delivered by mailing to a director at such director's address as it appears in the records of the Corporation, (C) delivered by telecopier or other means of electronic facsimile transmission, (D) delivered by telegram or (E) delivered by overnight mail or courier service to a director at such director's address as it appears in the records of the Corporation, or (ii) may be oral given either in person or by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid at least five (5) days prior to the date on which such notice is required to be given. If by telecopier or other electronic means of facsimile transmittal, such notice shall be deemed delivered upon completion of transmittal from the sender thereof, provided that it shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. If by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, provided that the notice shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. If by overnight mail or courier service, such notice shall be deemed delivered on the date such notice is scheduled to be delivered by such overnight mail or courier service following deposit of such notice with such overnight mail or courier service, so addressed, with delivery charges therefor paid by the sender thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice of such meeting.

         Section 3. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws to a stockholder or director, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.


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                                   ARTICLE V

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board and a president, one of whom may be designated by the Board of Directors as the chief executive officer of the Corporation, a vice president, a secretary and a treasurer. The Board of Directors may also choose one or more vice chairmen of the Board, additional vice presidents, one or more of whom may be designated as executive or senior vice presidents, and one or more assistant secretaries and assistant treasurers. The Board of Directors shall also designate which officer shall serve as the chief operating officer (if any), the chief financial officer and such other special officers as the Board of Directors shall deem necessary. Any number of officers may be held by the same person unless the Certificate of Incorporation otherwise provides.

         Section 2. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 3. Compensation. The salaries and other compensation of the chairman of the board and the president of the Corporation, and of such other persons as the Board of Directors may determine, shall be fixed by the Board of Directors.

         Section 4. Term of Office; Removal; Vacancies. The officers of the Corporation shall serve at the pleasure of the Board of Directors and shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 5. Duties of Officers. The officers of the Corporation, if and when elected by the Board of Directors of the Corporation, shall have the following duties:

                    (a) Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors, and shall be a senior executive officer of the Corporation responsible to the Board of Directors for the direction and development of the Corporation, for oversight responsibility on all activities in which the Corporation may engage, and shall work with the other executives to insure that the policies and objectives of the Corporation are achieved. The chairman of the board shall advise and counsel with the other officers of the Corporation on any and all activities in which the Corporation may engage, and shall perform such other duties as may be assigned to such officer by the Board of Directors. The chairman of the board may sign certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments on behalf of the Corporation, except where required by law




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to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In general, the chairman of the board shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the Board of Directors.

                  (b) Chief Executive Officer. The chief executive officer of the Corporation, if any, shall report to the Board of Directors of the Corporation and, if requested by the Board of Directors, to the chairman of the board. He shall have general and active management and control of the business and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In general, the chief executive officer shall perform all duties incident to the office and position of chief executive officer and such other duties as may be from time to time prescribed by the Board of Directors.

                  (c) President. The president shall have general and active management of such areas and divisions of the business of the Corporation as may be designated by the Board of Directors or by the chairman of the board. The president of the Corporation, if not the chairman of the board, shall carry into effect the orders of the chairman of the board. The president may sign certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chairman of the board.

                  (d) Vice Presidents. The vice presidents shall perform such duties and have such powers as the chairman of the board, the chief executive officer or the president may from time to time prescribe.

                  (e) Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chairman of the board, the chief executive officer or the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary=s signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer=s signature.

                  (f) Assistant Secretaries. The assistant secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there



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be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  (g) Chief Financial Officer. The chief financial officer, if any, shall be a vice president and shall act in an executive financial capacity. The chief financial officer shall assist the chairman of the board, the chief executive officer and the president in the general supervision of the Corporation=s financial policies and affairs and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer or the president may from time to time prescribe.

                  (h) Treasurer. The treasurer shall, subject to the direction and supervision of the chief financial officer of the Corporation, if any, exercise general supervision over the receipt, custody and disbursement of corporate funds. The treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The treasurer shall perform such other duties and shall have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or the chief financial officer may from time to time prescribe.

                  (i) Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be



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signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII

                                 CAPITAL STOCK

         Section 1. Share Ownership. Shares for the capital stock of the Corporation may be certificated or uncertificated. Owners of shares of the capital stock of the Corporation shall be evidenced by a certificate or book entry notation in the share transfer records of the Corporation. Any certificates representing such shares shall be in such form as shall be determined by the Board of Directors, shall be signed by an officer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. A record of share ownership shall be kept.

         Section 2. Cancellation. All certificates transferred on the books of the Corporation shall be surrendered and cancelled. No new certificates shall be issued until the former certificate, or certificates, for the same number of shares have been surrendered and cancelled, except in case of lost or destroyed certificates, when new certificates therefor may be issued under such conditions as the Board of Directors may prescribe.

         Section 3. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representatives, who shall furnish proper evidence of their authority in writing. Certificated shares shall be transferred in the share transfer records of the Corporation upon the surrender for cancellation of properly endorsed certificates for such shares. Uncertificated shares shall be transferred in the share transfer records of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

         Section 4. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



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         Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                                   DIVIDENDS

         Section 1. Paying Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding shares of the Corporation in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation of the Corporation or any amendments thereto. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Setting Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws.

                                   ARTICLE X

                                 MISCELLANEOUS

         Section 1. Fiscal Year. The initial taxable year of the Corporation shall commence on the date the Certificate of Incorporation is filed, and end on such date as the Board of Directors


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may determine, in accordance with all applicable provisions of the Internal
Revenue Code of 1986, as amended.

         Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


         These Amended and Restated Bylaws of Meadowcraft, Inc. were adopted by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation by unanimous written consent on the 31st day of July, 1997.



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